UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2025

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland D04 E5W7 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 011-353-1-634-7800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	JAZZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01	Regulation FD Disclosure.

On April 21, 2025, Jazz Pharmaceuticals Public Limited Company, an Irish public limited company (“Jazz”) issued a press release announcing the completion of the acquisition of Chimerix, Inc., a Delaware corporation (“Chimerix”). A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01 of this report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On April 21, 2025, the Company completed its previously announced acquisition of Chimerix.

The tender offer by Pinetree Acquisition Sub, Inc., a Delaware corporation (“Purchaser”), an indirect wholly owned subsidiary of Jazz, for all of the outstanding shares of common stock, par value $0.001 per share, of Chimerix (the “Shares”) expired at one minute after 11:59 p.m., Eastern Time, on April 17, 2025. Jazz has accepted for payment of $8.55 per Share, in cash, without interest and subject to reduction for any applicable withholding taxes (the “Offer Price”), all Shares that were validly tendered and not validly withdrawn.

Following its acceptance of the tendered Shares, Jazz completed the acquisition through a merger of Purchaser with and into Chimerix (the “Merger”). As a result of the Merger, the separate existence of Purchaser ceased, and Chimerix continued as the surviving corporation and an indirect wholly owned subsidiary of Jazz. In connection with the Merger, all Shares not validly tendered (other than (a)(i) Shares held immediately prior to the effective time of the Merger by Chimerix (including in Chimerix’s treasury), (a)(ii) any Shares held immediately prior to the effective time of the Merger by Jazz or Purchaser, (b) any Shares held immediately prior to the effective time of the Merger by any direct or indirect wholly owned subsidiary of Jazz (other than Purchaser) or of Chimerix, and (c) any Shares held by stockholders of Chimerix who have properly exercised and perfected their statutory rights of appraisal under the DGCL) have been canceled and converted into the right to receive the Offer Price.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 21, 2025, issued by Jazz Pharmaceuticals Public Limited Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

Date: April 21, 2025	By:	/s/ Philip Johnson
	Name:	Philip Johnson
	Title:	Executive Vice President & Chief Financial Officer